EXHIBIT 32.2

CERTIFICATION

In connection with the quarterly report of Findex.com, Inc. (the “company”) on Form 10-QSB/A for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Kirk R. Rowland, Chief Financial Officer of the company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that:

(1)	The Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the company at the end of the periods covered by the Periodic Report.

In Witness Whereof, the undersigned has set his hand hereto as of this 21st day of December, 2005.

By	/s/ Kirk R. Rowland
Kirk R. Rowland, CPA
Chief Financial Officer